Exhibit K

Writer’s Direct Dial: (212) 225-2730

February 7, 2005

United Mexican States
Ministry of Finance and Public Credit
Palacio Nacional
Patio Central, 3er Piso
Oficina 3010
Colonia Centro
Mexico, D.F. 06000
Mexico

Ladies and Gentlemen:

          We have acted as United States counsel to the United Mexican States (“Mexico”) in connection with the preparation and filing by Mexico with the Securities and Exchange Commission (the “Commission”) under Schedule B of the Securities Act of 1933, as amended (the “Securities Act”), of registration statement no. 333-110594, as amended, and a registration statement being filed on the date hereof (the “February 2005 Registration Statement” and, together with registration statement no. 333-110594, the “Registration Statements”), pursuant to which Mexico proposes to issue and sell from time to time in the United States up to $3,951,406,915 aggregate initial offering price of its debt securities (the “Debt Securities”) and/or warrants. The Debt Securities are to be issued pursuant to a fiscal agency agreement, dated as of September 1, 1992, as amended by Amendment No. 1 thereto dated as of November 28, 1995

United Mexican States, p.2

and by Amendment No. 2 thereto dated as of March 3, 2003 (as amended, the “Fiscal Agency Agreement”), between Mexico and Citibank, N.A., as fiscal agent and principal paying agent (the “Fiscal Agent”) or pursuant to another fiscal agency agreement that is filed as an exhibit to the Registration Statements. In arriving at the opinions expressed below, we have reviwed the following documents:

(a) the Registration Statements, the related prospectus and prospectus supplement each dated December 1, 2003 included in Registration Statement 333-110594 and the related prospectus and prospectus supplement included in the February 2005 Registration Statement; and

(b) an executed copy of the Fiscal Agency Agreement.

          In addition, we have examined and relied on the originals or copies, certified or otherwise identified to our satisfaction, of such instruments and other documents, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

          Based on the foregoing and subject to the further assumptions and qualifications set forth below, it is our opinion that when (i) an Authorization Certificate, substantially in the form filed as an exhibit to the February 2005 Registration Statement, establishing the terms of the Debt Securities, has been duly authorized by Mexico and duly executed and delivered by Mexico in accordance with the Fiscal Agency Agreement (or any other fiscal agency agreement under which the debt securities are issued), (ii) any such other fiscal agency agreement, if applicable, has been duly authorized by Mexico and duly executed and delivered by the parties thereto and (iii) the Debt Securities, in substantially the form annexed to the Authorization Certificate, have been duly authorized by Mexico and duly executed and authenticated in accordance with the Fiscal Agency Agreement (or any such other fiscal agency agreement), and duly delivered and paid for by the purchasers thereof, the Debt Securities will constitute valid, binding and enforceable obligations of Mexico, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, to general principles of equity and to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors’ rights.

          In giving the foregoing opinion, we have assumed that (a) Mexico and each other party to the Fiscal Agency Agreement (or any such other fiscal agency agreement) has satisfied those legal requirements that are applicable to it to the extent necessary to make such agreement or obligation enforceable against it (except that no such assumption is made as to Mexico regarding matters of the federal law of the United States of America or the law of the State of New York) that in our experience are normally applicable in relation to the transactions of the type contemplated by the Fiscal Agency Agreement and the Debt Securities, (b) any terms of the Debt Securities that are not contained in the forms thereof set forth as an exhibit to the Fiscal Agency Agreement will comply with applicable law and will be valid, binding and enforceable, (c) the interest rate on the Debt Securities will not exceed the maximum rate permitted by law

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and (d) any such other fiscal agency agreement is similar in all material respects to the Fiscal Agency Agreement. In addition, we note that the enforceability in the United States of the waiver by Mexico of its immunities from court jurisdiction and from legal process, as set forth in the Fiscal Agency Agreement and the Debt Securities, is subject to the limitations imposed by the United States Foreign Sovereign Immunities Act of 1976.

          The foregoing opinions are limited to the federal law of the United States of America and the law of the State of New York.

          We hereby consent to the filing of this opinion as an exhibit to the February 2005 Registration Statement and to the references to us under the heading “Validity of the Securities” in the prospectus included in the February 2005 Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statements, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the Commission issued thereunder.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By * /s/ Wanda J. Olson
Wanda J. Olson, a Partner